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                                                                EXHIBIT 23(a)



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 4 to the Registration Statement on Form S-3 of our report dated July 10, 1997, appearing on page
F-2 of Walter Industries, Inc., Annual Report on Form 10-K/A Amendment No. 1 for the year ended May 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-29 of such Annual Report on Form 10-K/A Amendment No. 1.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Tampa, Florida
November 3, 1997